SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2001

(Date of earliest event reported)

HARRINGTON FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-29740	48-1050267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 Mastin Blvd., Suite 740, Overland Park, KS	66210

(Address of principal executive offices)	(Zip Code)

(913) 451-1566

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 3, 2001, Harrington Bank, FSB (the “Bank”), a subsidiary of Harrington Financial Group, Inc. (the “Company”), completed the sale of certain of its assets and liabilities from its banking operation in Mission, Kansas to Los Padres Bank, FSB (“Los Padres”) of Solvang, California, a subsidiary of Harrington West Financial Group, Inc., pursuant to a Purchase and Assumption Agreement dated May 30, 2001 between the Bank and Los Padres (the “Purchase and Assumption Agreement”). A description of the assets and liabilities sold and the mechanisms by which the aggregate purchase price to effectuate the disposition was determined are set forth in Articles 2 and 3 of the Purchase and Assumption Agreement which is set forth as Exhibit 2.3 to the 8-K filed by the Company on June 1, 2001.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

            None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARRINGTON FINANCIAL GROUP, INC

By: /s/ Craig J. Cerny Craig J. Cerny President and Chief Executive Officer

Date: November 19, 2001.